SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:
    [ ] Preliminary Proxy Statement        [ ] Confidential For Use of
                                               the Commission Only (as
                                               Permitted by Rule 14a-6(e)(2)
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SANTA FE FINANCIAL CORPORATION
                  -----------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

                  -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act
        Rules 14a-6(I)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------
    (5) Total Fee Paid:
-------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
-------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------
    (3) Filing Party:
-------------------------------------------------------------------------
    (4) Date Filed:
--------------------------------------------------------------------------

                        SANTA FE FINANCIAL CORPORATION
                     11315 Rancho Bernardo Road, Suite 129
                       San Diego, California 92127-1463

                                (858) 673-4722

                          ---------------------------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 16, 2000



To The Shareholders of Santa Fe Financial Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Santa Fe Financial Corporation ("Santa Fe" or the "Company") will be held on May 16, 2000 at 2:00 P.M. at the Luxe Summit Hotel Bel Air located at 11461 Sunset Boulevard, Los Angeles, California 90049 for the purpose of considering and acting on the following:

    1. The election of three Directors to serve until the next Annual Meeting or until successors have been duly elected and qualified.

    2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2000; and

    3. To transact such other business as may properly come before the Meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2000 as the record date for determining the shareholders having the right to vote at the meeting or any adjournments thereof.

Your proxy is important to us whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy in the self-addressed, postage-paid envelope provided. Return the proxy even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

Dated: April 17, 2000

                                         By Order of the Board of Directors,

                                         /s/ Michael G. Zybala

                                         Michael G. Zybala
                                         Secretary

                         SANTA FE FINANCIAL CORPORATION
                     11315 Rancho Bernardo Road, Suite 129
                        San Diego, California 92127-1463
                               (858) 673-4722


                        ----------------------------

                              PROXY STATEMENT
                        ----------------------------


                       ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 16, 2000


The Board of Directors of Santa Fe Financial Corporation (the "Company" or "Santa Fe") is soliciting proxies in the form enclosed with this statement in connection with the Annual Meeting of Shareholders to be held on May 16, 2000 or at any adjournment or adjournments thereof.

This Proxy Statement and the accompanying Proxy are first being sent to Shareholders on or about April 24, 2000. Only shareholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy with a later date or attend the meeting and vote in person.

You may vote at the Annual Meeting only shares that you owned of record on March 31, 2000. There were 1,207,710 shares of common stock and 63,600 shares of convertible voting preferred stock outstanding on that date. The preferred shares are entitled to vote as if converted to common stock. Of the total 1,271,310 voting shares outstanding, a majority, or 635,655 shares will constitute a quorum for the transaction of business at the meeting. Each share is entitled to one vote on each matter to be presented at the meeting. Unless cumulative voting is elected as described under "Election of Directors" below, the affirmative vote of the holders of the majority of the shares of the Company's stock present or represented at the meeting and entitled to vote is required to elect directors and ratify or approve the other item being voted on at this time.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

                               PROPOSAL 1

                         ELECTION OF DIRECTORS

The Company's bylaws set the number of directors at three. We propose to elect three directors, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified. The Board of Directors has nominated John V. Winfield, John C. Love and William J. Nance. The persons named in the enclosed form of proxy will vote it for the election of the nominees listed below unless you instruct otherwise, or a nominee is unable or unwilling to serve. The Board of Directors has no reason to believe that any nominee will be unavailable. However, in that event, the proxy may vote for another candidate or candidates nominated by the Board of Directors.

The California Corporations Code, as applicable to the Company, provides that a shareholder may cumulate votes if a shareholder gives notice, prior to the voting, of an intention to cumulate votes. If such a notice is given, every shareholder may cumulate votes. Cumulating votes means that you can take the total number of votes you have for all directors and distribute them among one or more nominees as you see fit. For example, assume you have 100 shares. We have three directors so you have a total of 3 x 100 = 300 votes. You could give all 300 votes to one person or 150 votes to each of two nominees, or 100 votes to each of three nominees. You can use this power only under the circumstances described herein. If cumulative voting is elected, the enclosed form of proxy gives the proxy discretion to cumulate votes so that he can elect the maximum possible number of the nominees identified below.

Any shareholder executing the enclosed form of proxy may withhold authority to vote for any one or more nominee by so indicating in the manner described in the form of proxy. However, the number of votes authorized by the form of proxy will not be affected and the named proxies could probably offset any such action by using cumulative voting if they thought it necessary. Under the California Corporations Code any shareholder or any person who claims to have been denied the right to vote may apply to a state superior court for a determination of the validity of any election or appointment of any director.


                       DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Directors and Executive Officers of the Company. There is no relationship by blood, marriage or adoption among the Directors and Officers. All Directors serve one-year terms with their terms expiring at the Annual Meeting. All Officers of the Company are elected or appointed by the Board of Directors and hold office until the Annual Meeting or until replaced at the discretion of the Board.

                                                                   Shares of
                                                                  Common Stock
                                                                  Beneficially
                                Present                             Owned on        Percent
                                Position           Director         March 31,          of
     Name            Age     With the Company        Since            2000           Class(1)
--------------------------------------------------------------------------------------------
John V. Winfield      53     Chairman, President     1995           681,996(2)        53.64%
                             and Chief Executive
                             Officer

William J. Nance      56     Director                1996                 0(3)         0.00%


John C. Love          59     Director                1998                 0            0.00%

Michael G. Zybala     46     Vice President,
                             Secretary and
                             General Counsel         N/A                  0            0.00%

All of the above as a group                                         681,996           53.64%
---------------------------

(1) Based on 1,271,310 voting shares issued and outstanding, which consist of 1,207,710 shares of common stock and 63,600 shares of convertible voting preferred stock.

(2) John V. Winfield is the sole beneficial owner of 49,400 shares of common stock. The InterGroup Corporation ("InterGroup") is the beneficial owner of 568,996 shares of common stock and 63,600 shares of preferred stock. As the President, Chairman of the Board and a 49.4% shareholder of InterGroup, Mr. Winfield has voting and dispositive power with respect to the shares of Santa Fe owned of record and beneficially by InterGroup.

(3) William J. Nance is a 2.4% shareholder of InterGroup as well as a Director and Treasurer thereof.

Security Ownership of Management in Subsidiary

As of March 31, 2000, Santa Fe was the record and beneficial owner of 500,242 shares of the common stock of its 68.1%-owned subsidiary, Portsmouth Square, Inc. The President and Chairman of the Board of Santa Fe has voting power with respect to common shares of Portsmouth owned by Santa Fe. No other director or executive officer of Santa Fe has a beneficial interest in Portsmouth's shares.


BUSINESS EXPERIENCE:

The principal occupation and business experience during the last five years for each of the Directors and Executive Officers of the Company are as follows:

John V. Winfield - Mr. Winfield was first elected to the Board in May of 1995 and currently serves as the Company's Chairman of the Board, President and Chief Executive Officer, having been appointed as such in April 1996. Mr. Winfield is also the Chairman of the Board, President and Chief Executive Officer of the Company's subsidiary Portsmouth, having held those positions since May of 1996. Mr. Winfield is Chairman of the Board, President and Chief Executive Officer of The InterGroup Corporation ("InterGroup"), a public company, and has held those positions since 1987. Mr. Winfield is also a director of Healthy Planet Products, Inc. ("HPP"), a public company, having first been appointed on September 17, 1997. Mr. Winfield was elected Chairman of the Board of HPP on August 5, 1998. Mr. Winfield also serves as Chairman of the Board of Etz Lavud, Ltd., a public company.

William J. Nance - Mr. Nance was first elected to the Board in May of 1996. Mr. Nance is also a director of Portsmouth. Mr. Nance is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979. He has also served as a consultant in the acquisition and disposition of multi-family and commercial real estate. Mr. Nance is a Certified Public Accountant and, from 1970 to 1976, was employed by Kenneth Leventhol & Company where he was a Senior Accountant specializing in the area of REITS and restructuring of real estate companies, mergers and acquisitions, and all phases of real estate development and financing. Mr. Nance is a Director and the Treasurer of The InterGroup Corporation, a public company, and has held such positions since 1984. Mr. Nance also serves as a Director of HPP, having first been elected on August 5, 1998.

John C. Love - Mr. Love was appointed a Director of the Company on March 5, 1998. Mr. Love is an international hospitality and tourism consultant based in Orinda, California. He was formerly a partner in the national CPA and consulting firm of Pannel Kerr and Forster. Mr. Love has extensive experience in hotel development, acquisition and development. He is chairman emeritus of Golden Gate University in San Francisco. Mr. Love is also a Director of Portsmouth, having first been appointed in March 1998, and a Director of InterGroup, having first been appointed in January 1998.

Michael G. Zybala - Mr. Zybala was appointed as Vice President and Secretary of the Company on February 20, 1998 and has served as interim Treasurer since January 2000. He is also Vice President, Secretary and General Counsel of Portsmouth. Mr. Zybala has served as the Company's General Counsel since 1995 and has represented the Company as its corporate counsel since August 1993. Mr. Zybala is a Director of HPP and serves as the company's Secretary. He was first appointed as a Director of HPP on June 17, 1998 and elected as Secretary on August 5, 1998. Mr. Zybala also serves as Vice President Operations of InterGroup, having been appointed to that position in January 1999.

MEETINGS

For the fiscal year ended December 31, 1999, the Board of Directors held five meetings, with no incumbent director attending (whether in person, telephonically or by written consent) fewer than 75 percent of the meetings held during the period he or she has been a director.


COMMITTEES

The Company has established two standing committees, an Audit Committee and a Securities Investment Committee. Those committees are comprised of all the members of the Board. The Company does not have any standing nominating or compensation committees of the Board of Directors.

The functions of the Audit Committee are to select the independent auditors, review the results of the annual audit, and inquire into important internal control, accounting financial reporting matters. The Audit Committee will be adopting a formal written charter on or before June 14, 2000. The majority of the Audit Committee is composed of independent directors. Mr. Nance is the Chairman of the Audit Committee. The Audit Committee met once during 1999 with all members attending.

On March 17, 1998, the Company established a Securities Investment Committee to establish guidelines and to review the Company's investment policies. During 1999, the Securities Investment Committee held three meetings, in person, telephonically or by written consent with, all members attending each meeting.



                           EXECUTIVE COMPENSATION

As a small business issuer, Santa Fe has no compensation committee. Executive officer compensation is set by disinterested members of the Board of Directors. Set forth below is a summary compensation table concerning compensation of the Chief Executive Officer ("CEO"), and any qualifying executive officer, for the last three completed fiscal years.


                            SUMMARY COMPENSATION TABLE

                                Annual Compensation
                    ---------------------------------------------
Name and Principal                                             Other Annual
Position                       Year     Salary       Bonus     Compensation
------------------             ----     ------       -----     -------------
John V. Winfield               1999    $150,000(1)    $ 0         $6,000(2)
Chairman, President and        1998    $98,750        $ 0         $6,000
Chief Executive Officer        1997    $81,667        $ 0         $6,000

Michael G. Zybala              1999    $105,000(3)    $ 0              -
Vice President, Secretary
and General Counsel
_______________________

(1) Mr. Winfield also received compensation from Portsmouth in the form of salary and regular director's fees in the total amounts of $96,000, $43,813, and $26,417 for the years 1999, 1998 and 1997 respectively.

(2) Amounts shown reflect regular director's fees. During 1999 and 1998, the Company paid annual premiums of 24,900 for the split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield's family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

(3) Approximately $84,000 of Mr. Zybala's salary was allocated to Portsmouth.

Santa Fe has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans. There are no employment contracts between Santa Fe and any executive officer, nor are there any termination-of-employment or change-in-control arrangements.




                              DIRECTOR COMPENSATION

The bylaws of Santa Fe permit directors to be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. Each director is paid a fee of $1,500 per quarter for a total annual compensation of $6,000.
This policy has been in effect since July 1, 1985.


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 31, 2000, Santa Fe owned 68.1% of the common stock of Portsmouth, and InterGroup and John V. Winfield, in the aggregate, owned approximately 53.6% of the voting stock of Santa Fe. Certain costs and expenses, primarily salaries, rent and insurance, are allocated between the Company, its subsidiary, Portsmouth, and InterGroup based on management's estimate of the utilization of resources. Effective June 30, 1998, certain accounting and administrative functions of the Company and its subsidiaries, were transferred to the Los
Angeles, California offices of InterGroup. During the years ended December 31,
1999 and 1998, the Company and Portsmouth made payments to InterGroup in the total amount of approximately $195,000 and $162,000, respectively, for administrative costs and reimbursement of direct and indirect costs associated with the management of the Companies and their investments, including the partnership asset.

In September 1999, the Company's subsidiary, Woodland Village, obtained a 5-year interest only note in the amount of $162,563 from Intergroup. The note carries a 7.75% interest rate and matures on September 29, 2004.

During 1999, the Company paid $12,880 preferred stock dividends to Intergroup.

The Company's President and Chief Executive Officer, John V. Winfield, directs the investment activity of the Company in public and private markets pursuant to authority granted by the Board of Directors. Mr. Winfield also serves as Chief
Executive Officer of Portsmouth and InterGroup and directs the investment activity of those companies. Effective April 1, 1998, an employee of InterGroup was assigned to manage the portfolios of the Company and Portsmouth in consultation with Mr. Winfield. The Company and Portsmouth reimburse InterGroup for an allocated portion of the compensation and benefits of such employee.
Depending on certain market conditions and various risk factors, the Chief
Executive Officer, his family, Portsmouth and InterGroup may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places personal resources of the Chief Executive Officer and his family members, and the resources of Portsmouth and InterGroup, at risk in connection with investment decisions made on behalf of the Company. All of the Company's Directors serve as directors of InterGroup and all three of the Company's Directors serve on the Board of Portsmouth.

In December 1998, Board of Directors authorized the Company to obtain whole life insurance and split dollar insurance policies covering the Company's President and Chief Executive Officer, Mr. Winfield. During 1999 and 1998, the Company paid annual premiums of 24,900 for the split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr.
Winfield's family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary. During 1999 and 1998, Portsmouth paid annual premiums of $16,600 for a split dollar policy also covering Mr. Winfield.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent security holders or their families which require disclosure.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and each beneficial owner of more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock
Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section
16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1999 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.


                 PRINCIPAL HOLDERS OF EQUITY SECURITIES

The following table shows, as of March 31, 2000, the Common Stock owned by every person owning of record (other than securities depositories), or known by the Company to own beneficially, more than 5% of its outstanding common shares. Any voting securities owned by directors or director nominees are also disclosed under Election of Directors herein.



          Name                    Shares of Common Stock   Percent of Class(1)
          ----                    ----------------------   -------------------
Guinness Peat Group plc ("GPG")          82,858(2)                 6.68%
Allied Mutual Insurance
     Services ("AMI")
  Second Floor, 21-26 Garlick Hill
  London ECHV 2AU, England

The InterGroup Corporation              568,996(3)                47.11%
  820 Moraga Drive
  Los Angeles, CA 90049

John V. Winfield                         49,400                    4.09%
  820 Moraga Drive
  Los Angeles, CA 90049

The InterGroup Corporation and          618,496(4)                51.21%
  John V. Winfield as a group
------------------------------

(1)	Based on 1,207,710 shares of Common Stock issued and outstanding as of March
31, 2000.

(2) Based on their Statement on Schedule 13D (Amendment No. 5) dated January 4,
    1995, GPG and its wholly-owned subsidiary AMI claim shared power to vote, or to direct the vote, and to dispose of, or to direct the disposition of, 82,858 shares (post stock split) of Santa Fe's Common Stock owned beneficially and of record by GPG and through AMI. Of that amount, 52,858 shares are beneficially owned by GPG and 30,000 by AMI.

(3) Does not include 63,600 shares of convertible, voting preferred stock.

(4) As President, Chairman of the Board and a 49.4% shareholder of InterGroup,
    John V. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup.

As of March 31, 2000, there were 1,207,710 shares of the Company's Common Stock outstanding, which were held by approximately 539 shareholders of record.


                               PROPOSAL II

           RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, certified public accountants, as the Company's independent accountants for the year ending December 31, 2000 fiscal and recommends to shareholders that they vote for the ratification of this selection. PricewaterhouseCoopers LLP has served as the Company's independent accountants commencing with the audit for the year ended December 31, 1997. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT
OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY.


                             OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not amount to ratification of the actions taken at that meeting. As to other business that may properly come before the meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

                          SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the 2001 Annual Meeting must be received by the Company by December 1, 2000. The proposal must be in accordance with the provisions of Rule 4a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested that the proposal be submitted by certified mail - return receipt requested.

                        FORM 10-KSB and ANNUAL REPORT

The Annual Report to Shareholders for 1999 accompanies this proxy statement, but is not deemed a part of the proxy solicitation material. A copy of the 1999
Form 10-KSB as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to: Michael G. Zybala, Secretary, Santa Fe Financial Corporation, 11315
Rancho Bernardo Road, Suite 129, San Diego, CA 92127-1463. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of the common stock of the Company on March 31, 2000. The 1999 Form 10-KSB and other reports are also available through the Securities and Exchange Commission's world wide web site
(http://www.sec.gov).

                                     By Order of the Board of Directors

                                     SANTA FE FINANCIAL CORPORATION

                                     Michael G. Zybala
                                     Secretary


Dated: San Diego, California
       April 17, 2000



PROXY                                                                   PROXY
                       SANTA FE FINANCIAL CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John V. Winfield and Michael G. Zybala, or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Common Stock of the undersigned at the 2000 Annual
Meeting of Shareholders of Santa Fe Financial Corporation and at any adjournments thereof, as indicated on the reverse hereof and the proposals for Election of Directors, Ratification of Appointment of Independent Accountants and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF
NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES AND FOR THE RATIFICATION
OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

   PLEASE SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE

                                                              -----------
                                                              SEE REVERSE
                                                              -----------


1. Election of Directors: NOMINEES: John V. Winfield, John C. Love and William
                                    J. Nance.

      CHECK ONE: [ ] FOR ALL NOMINEES      [ ] WITHHELD FROM ALL NOMINEES

                 [ ]  ---------------------------------------------------
                      FOR, EXCEPT VOTE WITHHELD FROM THE ABOVE NOMINEE(S)


2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the year ending December 31, 2000.
            [ ] FOR            [ ] AGAINST             [ ] ABSTAIN


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS.  IF ACTING IN A REPRESENTATIVE
CAPACITY, SIGN NAME AND TITLE.  IF JOINT TENANTS, BOTH SHAREHOLDERS SHOULD SIGN.




                                              Dated: _______________, 2000

                                              ____________________________
                                              Signature

                                              ____________________________
                                              Signature if held jointly




